EXHIBIT 10.9

AMENDMENT
TO
SENIOR SECURED SUBORDINATED NOTES

This Amendment to Senior Secured Subordinated Notes (this “Amendment”) is made effective as of May 16, 2011 (the “Amendment Date”) and is entered into by and among Paradigm Holdings, Inc., a Nevada corporation (the “Company”), Hale Capital Partners, LP, a Delaware limited partnership (“Hale Capital”), and EREF PARA, LLC (“EREF PARA” and, collectively with Hale Capital, the “Purchasers”).

WHEREAS, the Company has previously issued to Hale Capital that certain Senior Secured Subordinated Note in the original principal amount of $2,018,047.05 (the “Hale Capital Note”) and the Company has previously issued to EREF PARA that certain Senior Secured Subordinated Note in the original principal amount of $1,981,952.95 (the “EREF PARA Note” and together with the Hale Capital Note, the “Notes”);

WHEREAS, the Notes mature on May 26, 2011 and the Company and the Purchasers desire to extend the maturity date of the Notes with respect to a portion of the principal amount due under the Notes; and

WHEREAS, the Notes provide that the written consent of the Company and the written consent without a meeting of the Required Holders (as defined in the Notes) shall be required for any change or amendment to the Notes.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchasers and the Company hereby agree as follows:

1.             Amendment of the Notes

The parties hereby agree to amend the terms of each of the Notes as of the Amendment Date as provided below:

1.1           Amendment of Section (1) of the Hale Capital Note.  Section (1) of the Hale Capital Note is hereby amended and restated in its entirety to read as follows:

“(1)           MATURITY.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any.  The “Maturity Date” shall be November 25, 2011.  Notwithstanding the foregoing, on or before May 26, 2011, the Company shall pay to the Holder Seven Hundred Fifty Six Thousand Seven Hundred Sixty-Six and 60/100 Dollars ($756,766.60) as a pre-payment of the Principal amount then outstanding on this Note.  Without limiting the foregoing, the Company may prepay this Note without penalty.”

1.2           Amendment of Section (1) of the EREF PARA Note.  Section (1) of the EREF PARA Note is hereby amended and restated in its entirety to read as follows:

“(1)           MATURITY.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any.  The “Maturity Date” shall be November 25, 2011.  Notwithstanding the foregoing, on or before May 26, 2011, the Company shall pay to the Holder Seven Hundred Forty Three Thousand Two Hundred Thirty-Three and 41/100 Dollars ($743,233.41) as a pre-payment of the Principal amount then outstanding on this Note.  Without limiting the foregoing, the Company may prepay this Note without penalty.”

1.3           Amendment of Section (2)(a) of the EREF PARA Note.  Section (2)(a) of the EREF PARA Note is hereby amended to add the following:

In addition to any Interest and other amounts payable hereunder, the Company may, from time to time, elect to pay additional interest (the “Additional Interest”) to the Holder on this Note in connection with a waiver or amendment to this Note, which Additional Interest shall be paid to the Holder in such amounts, in such form and manner and at such times as set forth in such waiver or amendment.

1.4           Amendment of Section (2)(a) of the Hale Capital Note.  Section (2)(a) of the Hale Capital Note is hereby amended to add the following:

In addition to any Interest and other amounts payable hereunder, the Company may, from time to time, elect to pay additional interest (the “Additional Interest”) to the Holder on this Note in connection with a waiver or amendment to this Note, which Additional Interest shall be paid to the Holder in such amounts, in such form and manner and at such times as set forth in such waiver or amendment.

2.             Additional Interest.  In consideration of the Purchasers’ execution of this Amendment, on the Amendment Date the Company shall pay to each Purchaser the Additional Interest (as defined in the Note, as amended hereby) set forth opposite such Purchaser’s name on Schedule I hereto. Such Additional Interest shall be paid to each Purchaser on the Amendment Date in shares of the Company’s common stock.  The number of shares of common stock issuable to each Purchaser on the Amendment Date with respect such Additional Interest is set forth opposite such Purchaser’s name on Schedule I hereto (the “Shares”).  No later than the third business day after the Amendment Date, the Company shall deliver to each Purchaser a stock certificate with respect to the Shares issued to such Purchaser pursuant to this Amendment.

3.             Purchaser Representations and Warranties.

Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

3.1           Investment Intent.  Such Purchaser is acquiring the Shares as principal for its own account for investment purposes and not with a view to distributing or reselling such Shares or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.  Such Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore the Shares may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

3.2           Purchaser Status.  At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Purchaser is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

3.3           Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.4           Access to Data.  Such Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.  The foregoing, however, does not limit or modify any provision in this Amendment or the right of the Purchasers to rely thereon.

4.             Company Representations and Warranties.

Except as set forth on Schedule 1 delivered to the Purchasers with this Amendment and substituting (where appropriate) the Company for Paradigm Holdings, Inc., a Wyoming corporation (“Paradigm Wyoming”), the Company hereby reaffirms as of the Amendment Date (except for representations and warranties that speak as of a specific date) the representations and warranties, as qualified by the disclosure schedule delivered to the Purchasers by Paradigm Wyoming on May 26, 2010 (the “Disclosure Schedule”), made by Paradigm Wyoming to the Purchasers in Article III of that certain Securities Purchase Agreement dated May 26, 2010 among Paradigm Wyoming and the Purchasers (the “Securities Purchase Agreement”).  For the avoidance of doubt, for purposes of this Amendment, the “Notes” referenced in the definition of “Transaction Documents” set forth in the Securities Purchase Agreement shall refer (if appropriate) to the Notes (as defined in the recitals of this Amendment).  In addition, the Company hereby further represents and warrants to the Purchasers as follows:

4.1           Organization and Qualification.  Each of the Company and the Subsidiaries (as defined in the Securities Purchase Agreement as modified by Schedule 1) is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document (as defined in the Securities Purchase Agreement and which, for purposes of this Amendment only, include this Amendment), (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s or any Subsidiary’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding (as defined in the Securities Purchase Agreement) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery by the Company of this Amendment and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company or its  Board of Directors or shareholders.  This Amendment has been (or upon delivery will have been) duly executed by the Company and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3           No Conflicts.  Except as set forth on Schedule 1, the execution, delivery and performance of the Amendment by the Company and the consummation by it of the transactions contemplated hereby does not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles of incorporation or bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (as defined in the Securities Purchase Agreement) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority (as defined in the Securities Purchase Agreement) to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (i) or (ii) above, as could not, reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

4.4           Issuance of the Securities.  Assuming the accuracy of each Purchaser’s representations and warranties set forth in this Amendment, as of the date of issuance of the Shares, the Shares shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights.  Assuming the accuracy of each Purchaser’s representations and warranties set forth in this Amendment, as of the date of issuance of the Shares, (i) the Shares shall have been issued in compliance with applicable securities laws, rules and regulations and (ii) the issuance of the Shares contemplated hereby shall not conflict with or violate any rules or regulations of the Trading Market (as defined in the Securities Purchase Agreement).

5.             Other Agreements.

5.1           Transfer Restrictions

(a)           The Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Shares by a Purchaser to an Affiliate (as defined in the Securities Purchase Agreement) of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Amendment (and any other applicable Transaction Document) and shall have the rights of a Purchaser under this Amendment.

(b)           The Purchasers agree to the imprinting on any certificate evidencing Shares, except as otherwise permitted by Section 5.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Shares may be listed:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

(c)           Certificates evidencing Shares shall not be required to contain the legend set forth in Section 5.1(b) (i) following any sale of such Shares pursuant to an effective registration statement covering the resale of such Shares under the Securities Act, (ii) following any sale of such Shares in compliance with Rule 144, (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined in the Amended Preferred Purchase Agreement (as defined in the Securities Purchase Agreement)) if required by the Company’s transfer agent to effect the removal of the legend hereunder.  Following the Effective Date or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days (as defined in the Securities Purchase Agreement) following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 5.1(b).  For so long as any Purchaser owns Shares, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the shares of the Company’s common stock.

(d)           The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement secured by the Shares and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

6.             Ratification of IP Security Agreements

(a)           Each of the Company, Paradigm Solutions Corporation, Caldwell Technology Solutions, LLC and Trinity Information Management Services hereby ratify, confirm and reaffirm, all and singular, the terms and conditions of the Copyright Security Agreement dated as of May 26, 2010 by the Grantors (as defined therein) in favor of the Secured Parties (as defined in the Security Agreement dated as of May 26, 2010 among the grantors listed on the signature pages thereto and the secured parties listed on the signature pages thereto) (the “Copyright Security Agreement”) and acknowledge, confirm and agree that the Copyright Security Agreement contains an accurate and complete listing of all Copyright Collateral as defined therein.

(b)           Each of the Company, Paradigm Solutions Corporation, Caldwell Technology Solutions, LLC and Trinity Information Management Services hereby ratify, confirm and reaffirm, all and singular, the terms and conditions of the Patent Security Agreement dated as of May 26, 2010 by the Grantors (as defined therein) in favor of the Secured Parties (the “Patent Security Agreement”) and acknowledge, confirm and agree that the Patent Security Agreement contains an accurate and complete listing of all Patent Collateral as defined therein.

(c)           Each of the Company, Paradigm Solutions Corporation, Caldwell Technology Solutions, LLC and Trinity Information Management Services hereby ratify, confirm and reaffirm, all and singular, the terms and conditions of the Trademark Security Agreement dated as of May 26, 2010 by the Grantors (as defined therein) in favor of the Secured Parties the “Trademark Security Agreement”) and acknowledge, confirm and agree that the Trademark Security Agreement contains an accurate and complete listing of all Trademark Collateral as defined therein.

7.             Ratification of Perfection Certificate

The Company hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 6, 2011 between the Company and the Purchasers, and acknowledges, confirms and agrees the disclosures and information the Company provided to the Purchasers in such Perfection Certificate have not changed, as of the date hereof, except that the reference in Section 5(a) therein to “May 25, 2011” shall be deemed to be updated to refer to “November 25, 2011”.  In addition, upon the making of the payments described in Section 4(b) of that certain Sixth Loan Modification Agreement among Silicon Valley Bank, the Company, Paradigm Solutions Corporation, Caldwell Technology Solutions, LLC and Trinity Information Management Services, the Purchasers acknowledge that such Perfection Certificate shall be automatically amended such that the second reference in Section 5(a) to $4,000,000 shall be deemed to be a reference to an amount equal to $4,000,000 minus the amount of such payments.

8.             Miscellaneous.

8.1            Ratification.  The Company hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Purchasers, and confirms that the indebtedness secured thereby includes, without limitation, the principal and accrued but unpaid interest under the Notes.

8.2           Continuing Validity.  The Company understands and agrees that in modifying the Notes, the Purchasers are relying upon the Company’s representations, warranties, and agreements, as set forth in the Notes.  Except as expressly modified pursuant to this Amendment, the terms of the Notes remain unchanged and in full force and effect.  Purchasers’ agreement to modifications to the Notes pursuant to this Amendment in no way shall obligate the Purchasers to make any future modifications to the Notes.  Nothing in this Amendment shall constitute a satisfaction of the Notes.

8.3           No Other Changes.  All terms of the Notes shall remain in full force and effect as amended hereby.

8.4           Consent.  Each of the Purchasers consents to the amendment of that certain Loan and Security Agreement dated March 13, 2007 among the Company, Paradigm Solutions Corporation, Caldwell Technology Solutions, LLC, Trinity Information Management Services and Silicon Valley Bank (the “Silicon Valley Bank Loan Agreement”) as modified by that certain First Loan Modification Agreement dated April 11, 2008, that certain Second Loan Modification Agreement dated March 18, 2009, that certain Third Loan Modification Agreement dated May 4, 2009, that certain Fourth Loan Modification Agreement dated July 2, 2009, that certain Fifth Loan Modification Agreement dated June 11, 2010 and that certain Assumption Agreement dated May 6, 2011 to amend the definition of “Maturity Date” in the Silicon Valley Bank Loan Agreement to be November 11, 2011.

8.5           Governing Law.   This Amendment shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within the State of New York, without regard to principles of conflicts of law.

8.6           Severability.  If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

            8.7          Counterparts.  This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to Senior Secured Subordinated Notes to be executed effective as of the date first set forth above.

PARADIGM HOLDINGS, INC.

By:	/s/ Richard Sawchak
Richard Sawchak
Chief Financial Officer

HALE CAPITAL PARTNERS, LP

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr.
Chief Executive Officer

EREF PARA, LLC

By: Hale Fund Management, LLC, its Managing
Member

By:	/s/ Martin M. Hale, Jr.
Martin M. Hale, Jr.
Chief Executive Officer

SCHEDULE I

Name	Additional Interest	Shares

Hale Capital Partners, LP	$46,487	185,207 shares

EREF PARA, LLC	$45,656	181,896 shares